                                                                    Exhibit 10.6


                       Amendment to Employment Agreement
                       ---------------------------------

     Whereas Calgon Carbon Corporation (CCC) entered into an Employment Agreement (Agreement) with James A. Cederna (Cederna) on March 29, 1999 and

     Whereas the parties desire to amend the Agreement in the following respects and intending to be legally bound and for consideration hereafter acknowledge the parties agree as follows:

         1.  Paragraph 1.  Duties and Responsibilities shall be amended as
                           ---------------------------
             follows: The following words shall be deleted: "there shall be no Chairman of the Board of Directors." The other portions of Paragraph 1 shall remain unchanged.

         2.  Paragraph 2.  Initial Term shall be replaced as follows: Employment
                           ------------
             hereunder shall commence as of January 1, 2002 and shall continue for a two (2) year initial term, thereafter, such employment shall continue unless terminated as provided for in Paragraph 4, for successive renewal periods of one year each, commencing January 1 in each renewal period unless terminated pursuant to paragraph
             4(a) iii.

         3.  These amendments shall become effective January 1, 2002.

         4. All other terms and conditions of the Agreement shall remain the same

                                                        12/28/01
             James A. Cederna                             Date

                                                        12/21/01
             Robert L. Yohe                               Date

                             EMPLOYMENT AGREEMENT
                             --------------------

           THIS AGREEMENT, made as of March 29, 1999 between CALGON CARBON CORPORATION (the "Company"), a Delaware corporation, and JAMES A. CEDERNA ("Cederna"), presently residing in Panama City, Florida,

                                 WITNESSETH:

           WHEREAS, Cederna is experienced and expert in the management of large manufacturing businesses in the United States and abroad;

           WHEREAS, the Company wishes to have the benefit of such experience and expertise by employing Cederna, and Cederna is willing to be employed by the Company, on the terms and conditions contained herein; and

           WHEREAS, the Company wishes to assure itself of the continued availability of Cederna's services and of reasonable protection against Cederna's competing against the Company, and Cederna is willing to give such assurance in return for protection against arbitrary or unjustified discharge, demotion and similar events;

           NOW, THEREFORE, intending to be legally bound hereby, the Company hereby agrees to employ Cederna, and Cederna hereby agrees to be employed by the Company, upon the following terms and conditions:

           1.     Duties and Responsibilities.  Cederna shall be the
                  ---------------------------
chief executive officer of the Company. All other officers and employees of the Company shall report to him and be subject, directly or indirectly, to his supervision and control. Effective upon the commencement of his employment hereunder, (i) Cederna shall be elected President of the Company and (ii) Cederna shall be elected a member of the Company's Board of Directors with a term expiring at the annual meeting of the shareholders in 2000. At the annual meeting of the shareholders in 2000 and at each annual meeting of shareholders thereafter at which Cederna's term of office as a director expires, the Company and its Board of Directors shall cause Cederna to be nominated for reelection to the Company's Board of Directors, unless he is not employed by the Company at the time of any such election. During his employment hereunder, there sail be no Chairman of the Board of Directors and Cederna shall preside at all meetings of the Board at which he is present. Cederna shall use his best energies and abilities in, and shall devote all his time during business hours to, the rendering of such services and the performance of such duties as may be appropriate for the chief executive officer of the Company.

           2.     Initial term.   Employment hereunder shall commence
                  ------------
as of April 1, 1999, or as soon thereafter as possible in light of Cederna's responsibilities to his current employer. Such employment shall continue for an initial term until April 1, 2002. Thereafter such employment shall continue, unless terminated as provided in paragraph 4, for successive renewal periods of one year each, commencing on January 1 in each renewal period. Any failure to renew such employment for any such period shall be deemed a termination pursuant to paragraph 4(a)(iii).

           3.     Compensation.
                  ------------

                  (a) Subject to paragraph 3(b), the Company shall pay Cederna a salary at the rate of at least $41,666.67 per month until the termination of Cederna's employment hereunder. Such salary rate shall be reviewed at least annually by the Board of Directors of the Company and may be increased or decreased (but not below the rate specified above) to reflect the performance by Cederna of his duties hereunder, the results of the operations of the Company's business or other factors. Cederna shall be entitled to receive stock options, restricted stock and other compensation, and shall be entitled to receive certain employee benefits, as summarized on Exhibit A hereto. Cederna shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by him in performing his duties hereunder.

                  (b) If Cederna dies during his employment hereunder, payment of compensation shall thereupon be discontinued. If for any reason Cederna is physically or mentally disabled (as defined in paragraph 4(a)(v) below) and the employment of Cederna is not terminated pursuant to paragraph 4, then payment of compensation hereunder shall be continued, provided that the proceeds of any disability insurance maintained by the Company and payable to Cederna during the period of his disability shall be credited against the Company's obligation to pay cash compensation to Cederna under this Agreement.

           4.     Termination.
                  -----------

           (a)    Termination by the Company.
                  --------------------------

                  (i)     For Due Cause. The employment of Cederna hereunder
                          -------------
may be terminated by the Company's Board of Directors at any time, without notice, for Due Cause (as hereinafter defined. For purposes hereof, "Due Cause" shall mean (1) Cederna's gross negligence or willful misconduct in the discharge of his duties and responsibilities as determined in good faith by the Board of Directors of the Company; (ii) Cederna's material failure to obey appropriate written instructions from the Board of Directors of the Company, which failure has the effect of materially injuring the business or business relationships of the Company; (iii) Cederna's conviction of a felony or of any other crime which relates to dishonesty; (iv) Cederna's breach of his duty of loyalty to the Company which breach has the effect of materially injuring the Company; (v) a final determination by a court or governmental agency that Cederna failed to comply with an applicable law, ordinance, rule or regulation materially affecting the Company for which Cederna, in his capacity as the chief executive officer, was directly responsible; or (vi) the material breach of any term or provision of this Agreement by Cederna.

                  (ii)    Expiration of initial term. The employment of Cederna
                          --------------------------
hereunder may be terminated by the Company's Board of Directors as of the end of the initial term specified in paragraph 2, for any reason or no reason, upon at least 90 days' notice to Cederna prior to the effective date of such termination. In the event of a termination by the Company pursuant to this paragraph 4(a)(ii), the termination shall be deemed to be without Due Cause and shall be governed by paragraph 5(a)(i) or, if there has been a Change of Control prior to such termination, shall be governed by paragraph 5(a)(ii).

                  (iii)   Board dissatisfaction. The employment of Cederna
                          ---------------------
hereunder may be terminated by the Company's Board of Directors at any time after the end of the initial term specified in paragraph 2 and prior to any Change of Control (as defined in paragraph 4(c)), upon at least 90 days' notice to Cederna prior to the effective date of such termination, for Cederna's failure or inability to perform his duties hereunder in a manner satisfactory to the Board. In the event of a termination by the Company pursuant to this paragraph 4(a)(iii), the termination shall be deemed to be without Due Cause and shall be governed by paragraph 5(a)(i).

                  (iv)    Change of Control. If a Change of Control occurs, the
                          -----------------
employment of Cederna hereunder may be terminated by the Company's Board of Directors at any time after such Change of Control, for any reason or no reason, upon at least 90 days' notice to Cederna prior to the effective date of such termination.

                  (v)     Death or disability. The employment of Cederna
                          -------------------
hereunder shall terminate automatically upon Cederna's death. If for any reason Cederna becomes physically or mentally disabled so as to be unable to perform all his duties hereunder, in the judgment of the Board of Directors made in good faith, then the employment of Cederna hereunder may be terminated by the Board, without notice; provided that such termination shall not be effective until the first day on which Cederna is entitled to accrue payments under the Company's long-term disability plan.

           (b)    Termination by Cederna.
                  ----------------------

                  (i)     Breach by Companv. The employment of Cederna hereunder
                          -----------------
may be terminated by Cederna, upon at least 30 days' notice to the Company prior to the effective date of such termination, for any material breach of this Agreement by the Company; provided, however, that if the Company causes, permits or institutes either (1) a material diminution of Cederna's responsibilities with the Company or (ii) a requirement by the Company that Cederna report to any other person or group other than the Company's Board of Directors, then a material breach of this Agreement by the Company shall be deemed to exist and such resignation shall be deemed, for purposes of this Agreement, to be a termination by the Company without Due Cause and shall be governed by paragraph 5(a)(i).

                  (ii)    Expiration of initial term. The employment of Cederna
                          --------------------------
hereunder may be terminated by Cederna as of the end of the initial term specified in Paragraph 2, for any reason or no reason, upon at least 90 days' notice to the Company prior to the effective date of such termination.

                  (iii)   Resignation after initial term. The employment of
                          ------------------------------
Cederna hereunder may be terminated by Cederna at any time after the end of the initial term specified in Paragraph 2, upon at least 90 days' notice to the Company prior to the effective date of such termination, for any reason or no reason.

                  (iv)    Resignation after Change of Control. The employment
                          -----------------------------------
of Cederna hereunder may be terminated by Cederna at any time after a Change of Control, upon at least 90 days' notice to the Company prior to the effective date of such termination, for any reason or no reason; provided, however, that if such resignation follows either (1) a material diminution of Cederna's responsibilities with the Company or (ii) a requirement by the Company that Cederna report to any other person or group other than the Company's Board of Directors, then a material breach of this Agreement by the Company shall be deemed to exist and such resignation shall be deemed, for purposes of this Agreement, to be a termination by the Company without Due Cause and shall be governed by paragraph 5(a)(ii).

                  (v)     Resignation after disability. If for any reason
                          ----------------------------
Cederna becomes physically or mentally disabled so as to be unable to perform all his duties hereunder, in Cederna's judgment made in good faith, then the employment of Cederna hereunder may be terminated by Cederna, without notice, but without prejudice to Cederna's rights under any disability insurance maintained by the Company and applicable to him.

           (c)    Definition of Change of Control. For all purposes of this
                  -------------------------------
Agreement, a Change of Control shall be deemed to have occurred when (i) the company is merged or consolidated with another corporation which is not then controlled by the Company, or (ii) a majority of the Company's assets are sold or otherwise transferred to another such corporation or to a partnership, firm or one or more individuals not so controlled, or (iii) a majority of the members of the Company's Board of Directors consists of persons who were not nominated for election as directors by or on behalf of the Board of Directors itself or with the express concurrence of the Board of Directors, or (iv) a single person, or a group of persons acting in concert, obtains the power to cause the nominees of such person or group to be elected as a majority of the directors of the Company.

           (d)    Resignation as director. Upon the termination of Cederna's
                  -----------------------
employment by the Company at any time and for any reason or no reason, Cederna shall be deemed to have resigned from the Company's Board of Directors. Upon the request of the Company, Cederna shall deliver to the Company a written confirmation of such resignation.

           5.     Severance pay; benefits.
                  -----------------------

           (a)    Termination by the Company.
                  --------------------------

                  (i)     Board dissatisfaction. If Cederna's employment
                          ---------------------
           hereunder is terminated by the Board of Directors pursuant to paragraph 4(a)(iii) or without Due Cause, then the Company shall pay Severance Compensation to Cederna throughout the Severance Period. The term "Severance Compensation" is defined in paragraph 5(c). For the purposes of this paragraph 5(a)(i), the term "Severance Period" shall mean the period of 24 calendar months after the month in which such termination becomes effective. In the event of such a termination, Cederna shall not be entitled to receive or retain any stock options or restricted stock not vested on the date notice of such termination is given to Cederna.

                  (ii)    Change of Control. If Cederna's employment hereunder
                          -----------------
           is terminated by the Board of Directors pursuant to paragraph 4(a)(iv), then the Company shall pay Severance Compensation to Cederna throughout the Severance Period. For the purposes of this paragraph 5(a)(ii), the term "Severance Period" shall mean the period of 36 calendar months after the month in which such termination becomes effective. In the event of such a termination, all stock options and restricted stock not vested on the date notice of such termination is given to Cederna shall immediately vest as of the date of such notice. For the purposes of this paragraph 5(a)(ii), any termination of Cederna's employment by the Board of Directors (other than a termination for Due Cause) shall be deemed to be pursuant to paragraph 4(a)(iv) if notice of such termination is given within 120 days prior to the date when a Change of Control is deemed to have occurred pursuant to paragraph 4(c).

                  (iii)  Other terminations. If Cederna's employment hereunder
                         ------------------
           is terminated by the Board of Directors for any reason or in any manner except pursuant to paragraphs 4(a)(iii) or 4(a)(iv), then Cederna shall not be entitled to any severance pay and Cederna shall not be entitled to receive or retain any stock options or restricted stock not vested on the date notice of such termination is given to Cederna.

           (b)    Termination by Cederna.
                  ----------------------

                  (i)     Breach by Company. If Cederna's employment hereunder
                          -----------------
           is terminated by Cederna pursuant to paragraph 4(b)(i), then the Company shall pay Severance Compensation to Cederna throughout the Severance Period. For the purposes of this paragraph 5(a)(i), the term "Severance Period" shall mean the period of three calendar months after the month in which such termination becomes effective, or the period ending on the date when the initial term specified in paragraph 2 expires, whichever is longer. In the event of such a termination, all stock options and restricted stock not vested on the date notice of such termination is given to Cederna shall immediately vest as of the effective date of such termination.

                  (ii)    Change of Control. If Cederna's employment hereunder
                          -----------------
           is terminated by Cederna pursuant to paragraph 4(b)(iii), then the Company shall pay Severance Compensation to Cederna throughout the Severance Period. For the purposes of this paragraph 5(h)(ii), the term "Severance Period" shall mean the period of six calendar months after the month in which such termination becomes effective. In the event of such a termination, all stock options and restricted stock not vested on the date notice of such termination is given to Cederna shall immediately vest as of the effective date of such termination.

                  (iii)   Other terminations. If Cederna's employment hereunder
                          ------------------
           is terminated by Cederna for any reason or in any manner except pursuant to paragraphs 4(b)(i) or 4(b)(iv), then Cederna shall not be entitled to any severance pay and

           Cederna shall not be entitled to receive or retain any stock options or restricted stock not vested on the date notice of such termination is given to Cederna.

                  (c)    Severance Compensation; Severance Period. "Severance
                         ----------------------------------------
Compensation," for purposes of this Agreement, shall mean, for each month of the appropriate Severance Period, one twelfth of the amount of salary and cash bonus received by Cederna from the Company for the calendar year immediately prior to the year in which notice of such termination is given. For the purpose of calculating Severance Compensation, Cederna shall be deemed to have received at least $750,000 of salary and cash bonus for 1999. In any event the Severance Period shall end on the date, if ever, when Cederna is employed by another employer for total cash compensation equal to at least 90% of Severance Compensation.

                  (d)    Accrued salary: certain employee benefits. In the event
                         -----------------------------------------
of any such termination by the Company or Cederna, the Company shall pay to Cederna all salary accrued to the effective date of such termination and not theretofore paid to Cederna. In the event of any such termination by the Company or Cederna pursuant to paragraphs 5(a)(i), 5(a)(ii), 5(b)(i) or 5(b)(ii), the Company shall provide for Cederna during the Severance Period the same or equivalent medical, dental, disability and insurance benefits as were provided for Cederna at the time of such termination. Other rights and benefits of Cederna under the benefit plans and programs of the Company, or which are paid for by the Company, shall be determined in accordance with such plans and programs.

           6.     Confidential information, etc.
                  -----------------------------

           (a) Cederna recognizes and acknowledges that: (i) in the course of Cederna's employment by the Company it will be necessary for Cederna to acquire information which could include, in whole or in part, information concerning the sales of the Company (for purposes of this paragraph 6 and of paragraph 7, the term "Company" is defined in paragraph 8(d)), the Company's sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customers' purchases from the Company, the Company's sources of supply, computer programs, system of documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company's affairs (collectively referred to herein as the "Confidential Information");
(ii) the Confidential Information is the property of the Company; (iii) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (iv) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Cederna not disclose the Confidential Information to others or use the Confidential Information to Cederna's own advantage or the advantage of others. Notwithstanding anything set forth above, the term "Confidential Information" does not include information which (i) is at the time of disclosure to Cederna or later becomes generally known to the public other than as a result of disclosure directly or indirectly by Cederna,
(ii) was available to Cederna on a non-confidential basis prior to the disclosure of such Confidential Information to Cederna pursuant to this Agreement, provided that the source of such information is not and was not bound by a confidentiality agreement with, or other obligation of secrecy to, the Company or the Company's representatives, or (iii) becomes available to Cederna on a non-confidential basis from a source other than the Company or the Company's representatives, provided that such source is not and was not bound by a confidentiality agreement with, or other obligation of secrecy to, the Company or its representatives.

           (b) Cederna further recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Cederna be restrained (i) from soliciting or inducing any employee of the Company to leave the employ of the Company, (ii) from hiring or attempting to hire any employee of the Company, (iii) from soliciting the trade of or trading with the customers and suppliers of the Company for any business purpose, and (iv) from competing against the Company for a reasonable period.

           7.     Non-compete.
                  -----------

           (a) Cederna agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, disclose or make available to anyone for use outside the Company at any time, either during his employment by the Company or subsequent to the termination of his employment by the Company for any reason, any of the Confidential Information, whether or not developed by Cederna, except as required in the performance of Cederna's duties to the Company.

           (b) Upon the termination of Cederna's employment by the Company or by Cederna for any reason, Cederna shall promptly deliver to the Company all originals and copies of correspondence, drawings, blueprints, financial and business records, marketing and publicity materials, manuals, letters, notes, notebooks, reports, flow-charts, drawings, programs, proposals and any documents in Cederna's possession, if any, concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, shall promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

           (c) Cederna agrees that during his employment by the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer or supplier of the Company for any business purpose other than for the benefit of the Company. Cederna further agrees that during the Severance Period or for a period of two years after termination of employment hereunder, whichever is longer, Cederna shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company in a Competing Business, or solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever or hire any employee of the Company.

           (d) Cederna covenants and agrees that during the period of Cederna's employment hereunder and during the Severance Period or for a period of two years after termination of employment hereunder, whichever is longer, Cederna shall not, in any Competitive Territory, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business.

For purposes of this Agreement, (i) the term "Competing Business" shall mean any person, corporation or other entity which sells or attempts to sell any products or services which are the same as or similar to the products and services sold by the company at any time and from time to time during the last two years prior to the termination of Cederna's employment hereunder, and (ii) the term "Competitive Territory" shall mean the United States of America, Great Britain, Belgium, Germany, Japan and any other nation in which, to the knowledge of Cederna, the Company has made or considered making such sales, either itself or through a subsidiary, affiliate, distributor or joint venture partner, during the last two years prior to the termination of Cederna's employment hereunder

                   8.     Injunctive and other relief.
                          ---------------------------

                   (a) Cederna represents that his experience and capabilities are such that the provisions of paragraphs 6 and 7 will not prevent him from earning his livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Cederna were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in said paragraphs.

                   (b) In the event of a breach by Cederna of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Cederna and to enjoin Cederna from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Cederna acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach whether or not the Company may also be entitled to recover damages hereunder.

                   (c) It is the intention of the parties that the provisions of paragraphs 6 and 7 hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

                   (d) For the purposes of paragraphs 6 and 7 and this paragraph 8, the term "Company" shall include Calgon Carbon Corporation and any of its domestic or foreign subsidiaries.

                   9.     Arbitration. Any dispute arising out of or relating
                          -----------
to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators. Each party shall appoint one of such arbitrators, and the two arbitrators so appointed shall appoint the third arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. [sec][sec]1-16, and judgment on the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Pittsburgh, Pennsylvania. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages.

                   10.    Governing law. This Agreement shall be governed by
                          -------------
and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

                   11.    Amendments, waivers, etc. No amendment of any
                          ------------------------
provision of this Agreement, and no postponement or waiver of any such provision or of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement or waiver is in writing and signed by or on behalf of the Company and Cederna. No such amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject-matter of such amendment, postponement or waiver. No failure or delay on the part of the Company or Cederna in exer-casing any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                   12.    Assignment. The rights and duties of the Company
                          ----------
under this Agreement may be transferred to, and shall be binding upon, any person or company which acquires the Company or its business by merger, purchase or otherwise. Except as otherwise provided in this paragraph 12, neither the Company nor Cederna may transfer any of their respective rights and duties hereunder except with the written consent of the other party hereto.

                   13.    Interpretation, etc. The Company and Cederna have
                          -------------------
participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Company and Cederna and no presumption or burden of proof shall arise favoring or disfavoring the Company or Cederna because of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which either party would otherwise have. The paragraph headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement.

                   14.    Integration; counterparts. This Agreement constitutes
                          -------------------------
the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                   WITNESS the due execution hereof as of the date first above written.

Attest:                                               CALGON CARBON CORPORATION

                                       BY
                                               Robert L. Yohe
[Corporate Seal]

Witness:

                                       ( L . S . )
                                               JAMES A. CEDERNA

Exhibit A

                   1.     Stock. As soon as practicable after his employment
                          -----
hereunder commences, but in no event more than thirty (30) days following execution of this Agreement by the parties, the Company shall issue to Cederna 75,000 shares of its common stock, in consideration of his entering into this Agreement. Such shares will not be registered under the Securities Act of 1933, and the certificates for such shares shall bear a legend indicating that they may not be sold or otherwise transferred by Cederna except in compliance with that Act and any applicable state securities laws. The Company shall pay to Cederna as additional compensation cash in an amount equal to the amount of any federal and state income taxes required to be paid by Cederna as a result of his receipt of the stock described in this paragraph, payable immediately upon determination by Cederna's tax advisors of the amount of such tax liability or estimated liability.

                   2.     Initial stock options. On April 21, 1999 the Company
                          ---------------------
shall grant to Cederna options to purchase 400,000 shares of its common stock. Such options shall be granted under the Company's Stock Option Plan, if and to the extent that such options are then available for grant under the Plan. If and to the extent that such options are not then available for grant under the Plan, such options shall be granted outside the Plan.

                   The option price shall be the average of the high and low sales prices for the common stock on the New York Stock Exchange on the date of grant, as presently provided in the Stock Option Plan. 25% of such options shall vest on the date of grant and be exercisable immediately. An additional 25% of such options shall vest and become exercisable on March 31 of each of the years 2000, 2001 and 2002, respectively, if Cederna is employed by the Company on those dates. All such options shall expire on April 20, 2009. The Company and Cederna shall enter into the Company's standard agreement with respect to such stock options.

                   3.     Annual stock options. On the first business day in
                          --------------------
April in each year after 1999, the Company shall grant to Cederna options to purchase 100,000 shares of its common stock, unless Cederna is not employed by the Company on such business day or unless notice of the termination of his employment by the Company has been given prior to such business day. Such options shall be granted under the Company's Stock Option Plan, as then in effect, if and to the extent that such options are then available for grant under the Plan. If and to the extent that such options are not then available for grant under the Plan, such options shall be granted outside the Plan.

                   The option price shall be the average of the high and low sales prices for the common stock on the New York Stock Exchange on the date of grant, as presently provided in the Stock Option Plan. Such options shall vest and become exercisable in installments upon a schedule then typically used by the Company for options granted to its senior executive officers, unless Cederna is not employed by the Company on the vesting date or unless notice of the termination of his employment by the Company has been given prior to the vesting date. All such options shall expire on the tenth anniversary of their date of grant. The Company and Cederna shall enter into the Company's standard agreement with respect to such stock options.

                   4.    Annual bonus. Cederna shall be eligible to participate
                         ------------
in the Officers Incentive Plan of the Company, which provides for annual cash bonuses to officers under certain circumstances. Such plan shall be amended, however, to provide in the case of the chief executive officer that no such bonus shall exceed 125%, rather than 100%, of his annual salary, and that he shall be entitled to a bonus of at least $250,000 for 1999.

                   5     Pension. Cederna shall be entitled to participate in
                         -------
the Company's Retirement Plan for Salaried Employees, as it may be amended from time to time. The Company shall make appropriate provisions so that the Retirement Income to be received by Cederna upon his retirement from employment by the Company, when combined with the amounts then payable to Cederna under the retirement plans of former employers of Cederna, will not be less than the Retirement Income he would have received under the Retirement Plan for Salaried Employees (without the application of any maximum amount of Retirement Income specified in the Plan) if his years of Credited Service under the Plan had included the years of his full-time employment by such other employers. A hypothetical example of the calculation of such Retirement Income is attached hereto as Exhibit A-1.

                   6.    Other benefit plans. Cederna shall be entitled to
                         -------------------
participate in other employee benefit plans maintained by the Company from time to time for the benefit of its employees, on no less favorable a basis than the basis applicable to other officers of the Company elected by the Board of Directors, except for benefits, if any, not legally available to Cederna because of his status, compensation or similar factors. Such employee benefits presently include life insurance, medical and dental insurance, disability insurance and others.

                   7.    Automobile; club memberships. The Company shall
                         ----------------------------
provide an automobile for Cederna's business and personal use. Such automobile shall be a Lexus sport utility vehicle or equivalent, at Cederna's choice, and shall be replaced by the Company at two-year intervals. Cederna shall pay the cost of fuel, maintenance and storage of such automobile. The Company shall use its best efforts to cause Cederna and his spouse to be admitted to membership in the Duquesne Club and in such country club as they may choose, and the Company shall pay the initiation fees and periodic dues for such memberships.

                   8.    Tax Planning. The Company shall provide for Cederna's
                         ------------
benefit annual tax and financial planning assistance, at the Company's sole expense.

                   9.    Vacation. Cederna shall be entitled to three weeks of
                         --------
vacation in each calendar year, prorated to reflect the actual number of days in such year that Cederna is employed hereunder. The Company shall not make any cash payment to Cederna in lieu of vacation days not taken by him.

                   10.   Relocation.
                         ----------

                   (a) Until Cederna has established a permanent residence for himself and his spouse near Pittsburgh, which is expected to occur in the summer of 1999, the Company shall pay, or reimburse Cederna for, his reasonable living expenses in or near Pittsburgh.

                   (b) The Company shall pay, or reimburse Cederna for, the cost of transferring the personal property and household goods of Cederna and his spouse from Panama City, Florida, to their new residence near Pittsburgh. This will include the cost of insurance, packing, unpacking, temporary storage and shipping.

                   (c) The Company shall pay or reimburse Cederna and his spouse for a reasonable number of trips from Panama City, Florida and return for the purpose of searching for a permanent residence near Pittsburgh.

                   (d) The Company shall pay or reimburse Cederna for real estate brokers' commissions and closing costs (such as title search, escrow fees, tax stamps, recording fees, and lenders' "points") incurred by Cederna in connection with the purchase or rental, and related financing, of a permanent residence for him and his spouse near Pittsburgh and the sale of his existing residence in Panama City, Florida.

                   (e) Cederna and his spouse shall use their best efforts to sell their present residence in Panama City, Florida as soon as possible. If such a sale does not take place by July 1, 1999, the Company shall either (1) purchase such residence from Cederna and his spouse for a purchase price, payable in cash at the closing, equal to the fair market value of such residence determined as set forth below, or (ii) reimburse Cederna for the after-tax cost to Cederna and his spouse, determined as set forth below, of owning such residence from July 1, 1999 until it is sold. The Company shall be entitled to choose at any time between alternatives (1) and (ii). The fair market value of such residence shall be determined by a professional appraiser active in the Panama City area and mutually satisfactory to Cederna and the Company or, if Cederna and the Company do not agree on such an appraiser, then by three professional appraisers active in the Panama City area, one of which shall be selected by Cederna, one by the Company, and the third by the other two appraisers. The after-tax cost to Cederna and his spouse of owning such residence shall include mortgage payments (both principal and interest), real estate taxes, and utilities and maintenance appropriate for an unoccupied residence.

                   This Exhibit A is merely a summary of general terms. The actual terms and conditions of the stock, stock options, retirement benefits and other matters covered by existing plans of the Company shall be governed by such Plans and the documents to be issued to Cederna thereunder.

EXHIBIT A-1

Assumptions:
-----------

           Retire at age 55

           Credit for all years of service at all previous employers (33 years at age 55)

           Final average compensation=$750,000, inflated at 5% for 7 years=$1,055,000

Calculation:
-----------

           1.05% x 33 x$1,055,000 =      $365,555
           0.50% x 33 x $ 955,000/1/ =    157,575
                                          -------
                                          523,133
           Reduction factor = 21%             .79
                                         $413,275

Reduce Calgon Carbon pension obligation by amounts paid by other former employers of Cederna (Dow Chemical pension is $43,200 per year)

                   Net Calgon Carbon pension obligation = $370,075

/1/ Estimated Social Security reduction.